UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On November 12, 2013, Altria Group, Inc. issued the press release attached as Exhibit 99.2 hereto and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

Preliminary Tender Offer Results

On November 12, 2013, Altria Group, Inc. (“Altria”) issued a press release announcing the preliminary results, as of 5:00 p.m., New York City time, on November 8, 2013 (the “Early Tender Deadline”), for its previously announced cash tender offer (the “Tender Offer”) for its senior unsecured notes identified in the press release (the “Notes”) and increasing the Tender Cap (as defined in the press release attached as Exhibit 99.1 hereto) from $2,000,000,000 to $2,100,000,000 and the Aggregate Maximum Purchase Sublimit (as defined in the press release attached as Exhibit 99.1 hereto) from $1,500,000,000 to $1,600,000,000. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Pricing of Tender Offer

On November 12, 2013, Altria issued a press release announcing the reference yields, total consideration and tender offer consideration for the Notes validly tendered and not validly withdrawn and accepted for purchase in the Tender Offer. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference, except for the section “2013 Full-Year Earnings Per Share (“EPS”) Guidance.”

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

2013 Full-Year Earnings Per Share (“EPS”) Guidance

Altria has revised its estimate of the previously announced one-time pre-tax charge against 2013 reported earnings, reflecting the estimated loss on early extinguishment of debt related to the Tender Offer (the “Estimated Charge”). Based on the total consideration for the Notes accepted for purchase in the Tender Offer and the amount of Notes validly tendered by the Early Tender Deadline, Altria expects the Estimated Charge to be approximately $1.1 billion, or $0.34 per share, revised from $0.35 per share. The final charge may vary to the extent that the amount of

Notes validly tendered and not validly withdrawn at or prior to the Expiration Date (as defined in the press release attached as Exhibit 99.2 hereto) differs from the amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline.

Altria has revised its guidance for 2013 full-year reported diluted EPS from a range of $2.22 to $2.27 to a range of $2.23 to $2.28, reflecting the Estimated Charge. The revised forecast reflects estimated total net expenses of $0.13 per share, as detailed in the table below, as compared with 2012 full-year reported diluted EPS of $2.06, which included $0.15 per share of net expenses, as detailed in the table below. Expected 2013 full-year adjusted diluted EPS, which excludes the items in the table below, represents a growth rate of 7% to 9% over 2012 full-year adjusted diluted EPS.

The factors described in the Forward-Looking and Cautionary Statements section of the press release attached as Exhibit 99.2 hereto represent continuing risks to this forecast.

Expense (Income), Net Included in Reported Diluted EPS
	2013	2012
NPM Adjustment items[1]	$(0.21)	$—

Asset impairment, exit and implementation costs	—	0.01

SABMiller special items	0.01	(0.08)

PMCC leveraged lease benefit	—	(0.03)

Loss on early extinguishment of debt	0.34	0.28

Tax items[2]	(0.01)	(0.03)

	$0.13	$0.15

[1]	Reflects the impact of Philip Morris USA Inc.’s settlement with certain states of the non-participating manufacturer adjustment (“NPM Adjustment”) disputes for 2003-2012 (“NPM Adjustment Settlement”) ($0.16) and the diligent enforcement rulings of the arbitration panel presiding over the NPM Adjustment dispute for 2003 (“NPM Arbitration Panel Decision”) ($0.05).
[2]	Excludes the tax impact of the Philip Morris Capital Corporation (“PMCC”) leveraged lease benefit.

Adjusted diluted EPS is a financial measure that is not consistent with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Altria’s management reviews diluted EPS on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, SABMiller plc (“SABMiller”) special items, certain PMCC leveraged lease items, certain tax items, tobacco and health judgments, and settlements of, and determinations made in, certain NPM Adjustment disputes. Altria’s management does not view any of these special items to be part of its sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. Altria’s management believes it is appropriate to disclose this non-GAAP financial measure to provide useful insight into underlying business trends and results, and to provide a more meaningful comparison of year-over-year results. Adjusted measures are used by management and regularly provided to Altria’s chief operating decision maker for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. This information should be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Altria Group, Inc. Press Release, dated November 12, 2013 (filed pursuant to Item 8.01)

99.2	Altria Group, Inc. Press Release, dated November 12, 2013 (filed pursuant to Item 8.01, except for the section “2013 Full-Year Earnings Per Share (“EPS”) Guidance,” which is furnished pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE: November 12, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Altria Group, Inc. Press Release, dated November 12, 2013 (filed pursuant to Item 8.01)

99.2	Altria Group, Inc. Press Release, dated November 12, 2013 (filed pursuant to Item 8.01, except for the section “2013 Full-Year Earnings Per Share (“EPS”) Guidance,” which is furnished pursuant to Item 7.01)